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                                                        EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Microsoft Corporation on Form S-4 of the reports of Deloitte & Touche dated July 20, 1994, included and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1994, and to the use of our reports dated July 20, 1994, appearing in the Prospectus which is part of the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
February 9, 1995